THE DIANA CORPORATION
            8200 W. BROWN DEER ROAD, SUITE 200
                   MILWAUKEE, WI 53223





                                     For Further Information
                                     Contact
                                     Richard Y. Fisher
                                     (414) 355-0037, Ext 202


     THE DIANA CORPORATION COMPLETES SATTEL ACQUISITION

     Milwaukee, WI, January 17, 1996, The Diana Corporation (NYSE-DNA), announced today that it concluded the acquisition of an additional 30% of Sattel Communications Corporation, thereby increasing its ownership position from 50 percent to 80 percent. Diana issued 350,000 shares of common stock to Sattel Technologies, Inc. in connection with the transaction. Sattel Technologies, Inc. retained a 20 percent interest in Sattel Communications Corporation.

     Sattel Communications Corporation is a manufacturer of technologically advanced central office telecommunications equipment for use in public switched telephone networks and in private data networks.